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                                                                    EXHIBIT 10.1

                    EMPLOYMENT AND NON-COMPETITION AGREEMENT

        EMPLOYMENT AND NON-COMPETITION AGREEMENT, dated as of May 26, 1995, by and between SIMONDS INDUSTRIES, INC., a Delaware corporation (the "Company"), and Ross B. George of Fitchburg, Massachusetts ("Employee").

                              W I T N E S S E T H:

        WHEREAS, the Company, SI Holding Corporation ("Holding"), the Company's common stockholders (the "Stockholders") (including Employee), and certain other parties, have entered into that certain Stock Purchase Agreement dated as of May 26, 1995 (the "Stock Purchase Agreement") pursuant to which Holding has agreed to purchase from the Stockholders all of the outstanding common stock of the Company; and

        WHEREAS, the closing of the transactions under the Stock Purchase Agreement is taking place on the date hereof; and

        WHEREAS, the parties hereto acknowledge that Holding is making its investment in the Company in part in reliance upon the Employee's expertise and knowledge in the industries in which the Company shall conduct its business; and

        WHEREAS, Employee has agreed to enter into this Agreement in order to assure company of Employee's continued expertise and involvement in the conduct of the Company's business, subject to the terms and conditions as hereinafter provided; and

        WHEREAS, the Company desires to employ Employee as Chief Executive Officer of the Company and Employee desires to be employed by the Company in such capacity, upon the terms and conditions set forth in this Agreement.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

        1.01 CAUSE. Cause shall mean (a) an act of fraud, embezzlement, misappropriation or breach of fiduciary duty against the Company by Employee as determined by the Company's Board of Directors in its reasonable discretion, (b) any intentional, knowing or reckless action or inaction by Employee which causes the breach of a representation, warranty or covenant by the Company or any Management Stockholder under any of the Related Agreements (as such terms are defined in the Stockholder Agreement), (c) conviction of Employee by a court of competent jurisdiction of or a plea of guilty or nolo contendere by Employee to any felony or crime involving moral turpitude, (d) the habitual drug addiction or intoxication of Employee, (e) the willful failure or refusal of Employee to perform his duties under the terms of his employment with the Company, including the willful failure or refusal of Employee to follow the instructions

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of the Company's Board of Directors, (f) the breach by Employee of any terms of this Agreement (including, without limitation, the breach of any non-competition, non-disclosure, or other restrictive covenants), or (g) the breach by Employee of any of the covenants, terms, and provisions of Sections 3.1, 5 and 7 of the Stockholder Agreement.

        1.02 CONTRACT TERM. "Contract Term" shall mean the period commencing on the Effective Date and expiring five (5) years after the Effective Date.

        1.03 DIRECTORS. "Directors" shall mean the Board of Directors of the Company.

        1.04 DISABILITY. Employee shall be deemed to have a disability if an independent medical doctor (selected by the Company's health or disability insurer) certifies that such Employee has for six (6) months, consecutive or non-consecutive, in any twelve (12) month period been disabled in such a manner that he is unable to perform the essential functions of his then current position. Any refusal by Employee to submit to a medical examination for the purpose of certifying disability shall be deemed to constitute conclusive evidence of such Employee's disability.

        1.05. EFFECTIVE DATE. "Effective Date" shall mean the date of this Agreement.

        1.06 STOCKHOLDER AGREEMENT. "Stockholder Agreement" means that certain stockholder agreement by and among the common shareholders of Holding dated as of May 26, 1995.

                                   ARTICLE II

                             EMPLOYMENT AND SERVICES

        2.01 CAPACITY AND SERVICES. The Company hereby employs Employee to serve in the capacity of Chief Executive Officer of the Company, and Employee hereby accepts such employment, upon the terms and conditions set forth in this Agreement. During the period the Employee is employed by the Company, Employee shall devote substantially all of his attention and energies on a full-time basis to the business and affairs of the Company and use his best efforts to promote its interests; provided, however, that Employee may devote reasonable periods of time for personal purposes, trade associations and charitable activities consistent with past practices so long as such purposes or activities do not (i) cause or result in a breach of Article III hereof or (ii) adversely affect the interests of the Company or materially detract from or interfere with the performance of the services otherwise required to be performed by Employee as set forth herein. While the Employee is employed by the Company, Employee shall neither accept nor hold any other employment without approval of the Directors. In his capacity as Chief Executive Officer of the Company, Employee shall be responsible for the supervision and control over, and responsibility for, the financial affairs and operations of the Company, and shall have such other powers and duties as determined by the Directors from time to time. Such services to be provided by Employee hereunder shall be provided for the benefit of the Company without regard to whether any of the Company's operations are conducted directly by the Company, through Holding, or through any subsidiaries, joint ventures or unincorporated division of the Company. While the Employee is employed by the Company, the Company shall provide


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Employee with an office and support staff reasonably necessary for the proper performance of his duties hereunder and consistent with the past practices of the Company.

        2.02 LIMITATION ON AUTHORITY OF EMPLOYEE. The authority of Employee as Chief Executive Officer of the Company shall have such limitations as shall be prescribed by the Directors.

        2.03 BASE SALARY. The Company shall pay Employee a salary, determined on an annual basis by the Directors, for the services rendered by Employee to the Company while the Employee is employed by the Company (the "Base Salary"). Employee's Base Salary shall in no event be less than his annual salary in effect on May 26, 1995, as adjusted by any increases during the term of this Agreement, and shall be amortized for payment upon such dates as Company customarily pays its employees.

        2.04 BONUS. While the Employee is employed by the Company, Employee shall be entitled to participate in any bonus plan approved by the Directors.

        2.05 FRINGE BENEFITS. While the Employee is employed by the Company, Employee shall be entitled to such employee fringe benefits as are set forth in the Company's Standard Executive Benefits Program, with present provisions as set forth generally in Exhibit A attached hereto. Additionally, Employee shall be entitled to a Company vehicle approved by the Directors as to make and model. If Employee recognizes additional taxable income as a result of use of a Company vehicle, Company shall pay Employee such additional amount as shall be necessary to cover such additional tax on a grossed up basis. Employee's participation in any benefit program shall be at the same level of employee/employer contribution as has been set for all participants in such plan.

        2.06 BUSINESS EXPENSES. While the Employee is employed by the Company, the Company will reimburse Employee for all reasonable travel and out-of-pocket expenses actually incurred by him, consistent with past practices of the Company, or as otherwise directed by the Directors for the purpose of and in connection with performing his services to the Company hereunder. Such reimbursement shall be made upon presentation by Employee to the Company of vouchers or other statements itemizing such expenses in reasonable detail.

        2.07 DEATH OR DISABILITY. In the event of the death or Disability of Employee while the Employee is employed by the Company, the Company shall have no further obligations or liability to Employee hereunder, except to pay to Employee or Employee's estate (i) the amount of Employee's Base Salary in effect as of the date of death or Disability earned but unpaid to the date of Employee's death or Disability (including Base Salary for a period of ninety
(90) days between date of Disability and the commencement of disability insurance benefits under the Company's policy), plus (ii) any unpaid bonus declared or to be declared by the Directors for prior periods and for the period in which his death or Disability shall occur (prorated to the date of such death or Disability), plus (iii) any unreimbursed business expenses incurred by Employee prior to his death or Disability and presented for payment pursuant to
Section 2.06 hereof.


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        2.08  VOLUNTARY TERMINATION BY EMPLOYEE OR TERMINATION FOR CAUSE. In the
event the Employee voluntarily terminates his employment with the Company or the Employee's employment with the Company is terminated for Cause, the Company shall have no further obligations or liability to Employee hereunder, except to pay to Employee (in addition to and without regard for benefits, if any, due or to become due under any insurance, retirement or other similar plan of the Company or any other person or entity) (i) the amount of Employee's Base Salary in effect as of the date of termination earned but unpaid to the date of such termination, PLUS (ii) any unreimbursed business expenses incurred by Employee prior to such termination and presented for payment pursuant to Section 2.06 hereof.

        2.09 TERMINATION NOT FOR CAUSE. In the event the Company terminates the Employee's employment with the Company for any reason other than as set forth in Sections 2.07 or 2.08 above, the Company shall have no further obligations or liability to Employee hereunder, except to pay to Employee (in addition to benefits, if any, due or to become due under any insurance, retirement or other similar plan of the company or any other person or entity) (i) the amount of Employee's Base Salary in effect as of the date of termination earned but unpaid to the date of such termination, PLUS (ii) any unpaid bonus declared or to be declared by the Directors for prior periods and for the period in which such termination shall occur (pro-rated to the date of such termination), PLUS (iii) any unreimbursed business expenses incurred by Employee prior to his termination and presented for payment pursuant to Section 2.06 hereof, PLUS (iv) amounts payable pursuant to this Agreement as if the Employee was still employed by the Company.

        2.10  NOTICE AND POST-TERMINATION ARRANGEMENTS.

        (a) Employee may terminate Employee's employment under this Agreement only upon at least ninety (90) days' prior written notice.

        (b)   Upon Company's termination of this Agreement under Section 2.08 or
2.09 HEREOF, Company may require that Employee remain actively on the job for a period ending ninety (90) days from the date of termination, with full Base Salary and fringe benefits (subject to Section 2.10(d)), but Employee shall have no right to remain on the job upon receipt of such notice.

        (c) Subject to Section 2.10(d), Company shall have the right to continue Employee's Base Salary and fringe benefits for a period designated by Company but not to exceed two (2) years subsequent to the effective date of (i) any termination under Section 2.08 or 2.09 or (ii) the expiration of the term of this Agreement; provided, however, that Company shall so notify Employee within ninety (90) days after the effective date of any termination under Section 2.08 or 2.09 hereof.

        (d) Company shall have the option at any time to make a lump sum payment of all amounts due Employee as Base Salary during any period or part thereof for which Company has elected to continue Employee's Base Salary under
Section 2.10(c) hereof.


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                                ARTICLE III

                       CONFIDENTIALITY AND NONCOMPETITION

        The parties acknowledge that the Company presently conducts business throughout the United States, Canada and Europe. Further, the parties acknowledge that Employee is extremely knowledgeable about Company's services, pricing, operations and customers.

        3.01 CONFIDENTIALITY. Under no circumstances and at no time, during or after the Employee's employment with the Company, shall Employee in any manner whether directly or indirectly, use for his own benefit or the benefit of any other person, firm, entity or corporation or disclose, divulge, render or offer, any knowledge or information with respect to the confidential affairs or plans, trade secrets or know-how of the Company and its subsidiaries and affiliates, including, without limitation, any work product prepared by the Employee in the course of his employment with the Company ("Confidential Information"), except on behalf of the Company in the course of the proper performance of his duties hereunder. Employee acknowledges and agrees that any and all such Confidential Information will be received and held by him in a confidential capacity, and that disclosure of such Confidential Information would pose a direct threat to the Company in the hands of its competitors. For purposes of this section 3.01, the term "Confidential Information" shall not include any information which is generally available to the public other than as a result of a disclosure by Employee.

        3.02  COVENANT NOT TO COMPETE.

        (a) During such time as the Employee is employed by the Company and for such period after termination or expiration of this Agreement as Company has elected to continue Employee's Base Salary under Section 2.10(c) or make a Lump Sum Payment under Section 2.10(d), Employee hereby agrees that Employee will not, singly, jointly, or as an employee, agent or partner of any partnership or as an officer, agent, employee, director, stockholder (except for not more than one percent (1%) of the outstanding stock of any company listed on a national securities exchange or actively traded in the over-the-counter market) or investor in any other corporation or entity, or as a consultant, advisor, or independent contractor to any such partnership, corporation or entity, or in any other capacity, directly, indirectly or beneficially,:

              (i) own, manage, operate, join, control, or participate in the ownership, management, operation, or control of, or work for (as an employee, agent, consultant, advisor or independent contractor), or permit the use of his name by, or provide financial or other assistance to, any person, partnership, corporation, or entity which is in direct or indirect competition within the United States or Canada (the "Protected Territory") with the business as conducted by the Company on the date hereof or at any time during Employee's employment with the Company;

              (ii) induce or attempt to induce any person who, on the date hereof or at any time during Employee's employment with the Company, is an employee of the Company, to terminate his or her employment with the Company, except in the proper performance of his duties hereunder; or


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              (iii) induce or attempt to induce any person, business, or entity which is a contracting party with the Company or any of its affiliates, as of the date hereof or at any time during Employee's employment with the Company (a "Customer"), to terminate or modify in any way adverse to the interests of the Company, any written or oral agreement or understanding with the Company, except in the proper performance of his duties hereunder, and if any Customer attempts to induce or solicit the Employee to perform or provide any services for it other than in connection with the Company's or its affiliates' activities, Employee shall immediately reject such offer or solicitation and inform such Customer of the restrictions and obligations imposed on the Employee by this Agreement.

        (b) The Company and Employee agree that the covenants set forth in this Section 3.02 have been negotiated with advice of counsel in the course of the negotiation and execution of the Stock Purchase Agreement, which endeavor shall result in the receipt by Employee of greater tangible and intangible benefits than would otherwise accrue to him, and therefore the Company and Employee agree that these covenants should and shall be enforced to the fullest extent permitted by law. Accordingly, if in any judicial or similar proceeding a court or any similar judicial body shall determine that such covenant is unenforceable because it covers too extensive a geographical area or survives too long a period of time, or for any other reason, then the parties intend that such covenant shall be deemed to cover only such maximum geographical area and maximum period of time and shall otherwise be deemed to be limited in such manner as will permit enforceability by such court or similar body.

        3.03 SPECIFIC PERFORMANCE. Employee agrees that his breach of the provisions of Sections 3.01 or 3.02 above will cause irreparable damage to the Company and that the recovery by the Company of money damages will not constitute an adequate remedy for such breach. Accordingly, Employee agrees that the provisions of Sections 3.01 or 3.02 above may be specifically enforced against him in addition to any other rights or remedies available to the Company on account of any such breach, and Employee expressly waives the defense in any equitable proceeding that there is an adequate remedy at law for any such breach.

                                   ARTICLE IV

                                  MISCELLANEOUS

        4.01 TERMINATION OF PRIOR AGREEMENTS. This Agreement is intended to supersede all prior employment agreements between Company and Employee. By execution of this Agreement, Employee and Company hereby terminate that certain Employment Agreement between Company and Employee dated January 20, 1989 and all other prior employment agreements, which shall be of no further force and effect.

        4.02 ASSIGNMENT. This Agreement is personal to Employee and shall not be assigned, transferred, hypothecated, pledged or in any way encumbered by him; PROVIDED, that the rights and obligations of Employee hereunder shall be binding upon, and inure to the benefit of, Employee's estate. This Agreement shall be binding upon, and inure to the benefit of, the Company's successors and assigns.


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        4.03  AMENDMENT. This Agreement may not be amended, modified or supplemented in any respect except by written agreement entered into by the parties hereto.

        4.04 GOVERNING LAW; CONSENT TO JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without resort to its conflict of laws rules.

        4.05 COUNTERPART; HEADINGS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The headings of the Articles and Sections of this Agreement are inserted for convenience only and shall not constitute a part hereof.

        4.06 ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties pertaining to the subject matter contained in it.

        4.07 NOTICES. All notices given hereunder shall be in writing and shall be delivered personally or sent by prepaid registered or certified mail, return receipt requested, or by nationally recognized overnight courier service, and addressed as follows:

               If to the Company:

                       Simonds Industries, Inc.
                       135 Intervale Road
                       Fitchburg, MA 01420

               With a copy to each of:

                       SI Holding Corporation
                       c/o Fleet Venture Resources, Inc.
                       111 Westminster Street
                       Providence, RI 02903
                       Attention: Habib Y. Gorgi, Executive Vice President

                       Hinckley, Allen & Snyder
                       1500 Fleet Center
                       Providence, RI 02903
                       Attention: Richard G. Small, Esq.

               If to Employee:

                        Ross B. George
                        Chief Executive Officer
                        Simonds Industries, Inc.
                        135 Intervale Road
                        Fitchburg, MA 01420



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All notices shall be deemed to be given on the date received at the address of the addressee, or, if delivered personally, on the date delivered.

        4.08 SEVERABILITY. Any provision of this Agreement which is held by a court of competent jurisdiction to be prohibited or unenforceable in any jurisdiction(s) shall be, as to auch jurisdiction(s), ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

        IN WITNESS WHEREOF, Employee has executed this Agreement and the Company has caused this Agreement to be executed as an instrument under seal as of the day and year first above written.

                                             SIMONDS INDUSTRIES, INC.


                                             By:
                                                --------------------------------
                                             Title: Executive Vice President/CFO



                                             -------------------------------
                                             Ross B. George



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                                    EXHIBIT A

                      [Standard Executive Benefits Program]

                               FIRST AMENDMENT TO
                    EMPLOYMENT AND NON-COMPETITION AGREEMENT



     This First Amendment to that certain Employment and Non-Competition Agreement (the "Agreement"), dated as of May 26, 1995, by and between Simonds Industries Inc., a Delaware corporation (the "Company") as successor by merger to the company formerly known as Simonds Industries Inc. ("Old Simonds"), and Ross B. George of Fitchburg, Massachusetts ("Employee").

                              W I T N E S S E T H:

     WHEREAS, the Company is the successor by merger to Old Simonds, and as a result thereof is a party to the Agreement; and

     WHEREAS, the Company and the Employee wish to amend the Agreement in the manner set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree to amend the Agreement as follows:


     1.   Section 1.02 is amended in its entirety to provide as follows:

          "1.02 CONTRACT TERM. "Contract Term" shall mean the period commencing on May 26, 1995 through May 25, 2000, and continuing thereafter until terminated as set forth herein."

     2.   Section 2.09 is amended in its entirety to provide as follows:

          "2.09 TERMINATION NOT FOR CAUSE. At any time after May 25, 2000, the Company may terminate the Employee's employment with the Company for any reason other than as set forth in Sections 2.07 or 2.08 above, and have no further obligations or liability to Employee hereunder, except
          (A) to pay to Employee (in addition to benefits, if any, due or to become due under any insurance, retirement or other similar plan of the Company or any other person or entity) (i) the amount of Employee's Base Salary in effect as of the date of termination for a period of one year after the date of such termination payable as if Employee was still employed by the Company, PLUS, (ii) any unpaid bonus declared or to be declared by the Directors for prior periods, PLUS (iii) any unreimbursed business expenses incurred by Employee prior to his termination and presented for payment pursuant to Section
          2.06 hereof, and (B) to provide Employee continued coverage under the Company's Standard Executive Benefits Program in effect with respect to

          Employee as of the date of termination for a period of one year after the date of such termination."

     3.   Section 2.10(b) is amended in its entirety to provide as follows:

          "(b) Upon Company's termination of this Agreement under Sections 2.08 or 2.09, Company may require that Employee remain actively on the job for a period ending ninety (90) days from the date of termination, with full Base Salary and fringe benefits pursuant to Section 2.09 (subject to Section 2.10(d)), but Employee shall have no right to remain on the job upon receipt of such notice."

     4.   Section 4.07 is amended in its entirety to provide as follows:

          "4.07 NOTICES. All notices given hereunder shall be in writing and shall be delivered personally or sent by prepaid registered or certified mail, return receipt requested, or by nationally recognized overnight courier service, and addressed as follows:

               If to the Company:

                      Simonds Industries Inc.
                      135 Intervale Road
                      Fitchburg, MA 01420

               With a copy to each of:

                      Fleet Venture Resources, Inc.
                      50 Kennedy Plaza, Suite 1200
                      Providence, RI 02903
                      Attention:  Habib Y. Gorgi, President

                      Edwards & Angell, LLP
                      One BankBoston Plaza
                      Providence, RI 02903
                      Attention:  Richard G. Small, Esq.

               If to Employee:

                      Ross B. George
                      Chief Executive Officer
                      Simonds Industries Inc.
                      135 Intervale Road
                      Fitchburg, MA 01420


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          All notices shall be deemed to be given on the date received at the address of the addressee, or, if delivered personally, on the date delivered."

     IN WITNESS WHEREOF, Employee has executed this First Amendment to the Agreement and the Company has caused this Agreement to be executed as an instrument under seal as of this 7th day of July, 1998.

                                           Simonds Industries Inc.


                                           By: _________________________________
                                           Title: ______________________________



                                           _____________________________________
                                           Ross B. George





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                                    EXHIBIT A
                                    ---------

                      [Standard Executive Benefits Program]